UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007
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LANDAMERICA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-13990 (Commission File Number)	54-1589611 (I.R.S. Employer Identification No.)

5600 Cox Road Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)
Registrant’s telephone number, including area code: (804) 267-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2007, the Executive Compensation Committee (the “Committee”) of the Board of Directors of LandAmerica Financial Group, Inc. (the “Company”) revised the definition of pre-tax income, which is the performance measure for determining the cash incentive awards to be made under the Company’s Executive Officer Incentive Plan for the 2007 fiscal year performance period (the “2007 Plan”). As revised, cash awards under the 2007 Plan will be a percentage of the Company's pre-tax income for the 2007 fiscal year as determined in accordance with Generally Accepted Accounting Principles, and the Committee shall have the right to adjust pre-tax income for extraordinary items. The Committee did not make any other changes to the performance goals and measures under the 2007 Plan and will continue to have the right to reduce cash awards as previously disclosed in the Company's Current Report on Form 8-K filed February 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: March 28, 2007	By:	/s/ Michelle H. Gluck
Michelle H. Gluck
Executive Vice President, Chief Legal Officer & Corporate Secretary